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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

NAME                                                        JURISDICTION
----                                                        -------------
ASA Knowledge Pty Ltd                                       Australia
BMC Nordic A/S                                              Denmark
BMC Receivable Corporation II B.V.                          Netherlands
BMC Receivables Corporation No. 1                           Delaware
BMC Receivables Corporation No. 2                           Delaware
BMC Receivables Corporation No. 3                           Delaware
BMC Receivables Corporation No. 4                           Delaware
BMC Receivables Corporation No. 5                           Delaware
BMC Software (China) Limited                                China
BMC Software (Eagle Eye) LTD                                Israel
BMC Software (Hong Kong) Limited                            Hong Kong
BMC Software (Thailand) Limited                             Thailand
BMC Software (Philippines) Inc.                             Philippines
BMC Software (New Zealand)                                  New Zealand
BMC Software A/S                                            Denmark
BMC Software AB                                             Sweden
BMC Software AS                                             Norway
BMC Software Asia Pacific Pte Ltd                           Singapore
BMC Software Asia Sdn Bhd                                   Malaysia
BMC Software (Australia) Pty. Ltd.                          Australia
BMC Software B.V.                                           Netherlands
BMC Software Belgium N.V.                                   Belgium
BMC Software Canada Inc.                                    Canada
BMC Software Capital LLC                                    Delaware
BMC Software Cayman, LDC                                    Grand Cayman Islands
BMC Software de Argentina S.A.                              Argentina
BMC Software de Mexico, S.A. de C.V.                        Mexico
BMC Software Development France SAS                         France
BMC Software Distribution B.V.                              Netherlands
BMC Software Distribution de Mexico S.A. de C.V.            Mexico
BMC Software Distribution, Inc.                             Delaware
BMC Software do Brasil Ltda.                                Brazil
BMC Software Education, Inc.                                Delaware
BMC Software Europe                                         Ireland
BMC Software European Holding                               Ireland
BMC Software Foundation                                     Texas
BMC Software France SAS                                     France
BMC Software France bis SAS                                 France
BMC Software GmbH                                           Austria
BMC Software GmbH                                           Germany
BMC Software GmbH                                           Switzerland


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
NAME                                                        JURISDICTION
----                                                        -------------
BMC Software Holding B.V.                                   Netherlands
BMC Software Holding II B.V.                                Netherlands
BMC Software Holding France SAS                             France
BMC Software Hungary Sales Limited Liability Company        Hungary
BMC Software India Private Limited                          India
BMC Software Investment B.V.                                Netherlands
BMC Software Investment, L.L.C.                             Delaware
BMC Software Israel, Inc.                                   Delaware
BMC Software Israel LTD                                     Israel
BMC Software Israel Sales (2000) Limited                    Israel
BMC Software K.K.                                           Japan
BMC Software Korea, Inc.                                    Korea
BMC Software Limited                                        United Kingdom
BMC Software Mauritius                                      Mauritius
BMC Software Oy                                             Finland
BMC Software S.A.                                           Spain
BMC Software Sales (Poland) Sp.o.o.                         Poland
BMC Software Services, Inc.                                 Delaware
BMC Software Taiwan Limited                                 Taiwan
BMC Software Texas, Inc.                                    Delaware
BMC Software Texas, L.P.                                    Texas
BMC Software Yazilim Hlzmetleri Limited Sirketi             Turkey
BMC Software, Srl                                           Italy
Boole & Babbage Portugal InformUtica Sociedade
Unipessoal, Limitada                                        Portugal
Data-base GUYS, Inc.                                        New York
Evity, Inc.                                                 Delaware
Information Technology Masters International S.A.           Luxembourg
IT Masters Ltd.                                             United Kingdom
Information Technology Masters Technologies S.A.            Luxembourg
IT Masters, Inc.                                            Delaware
New Dimension Software, Inc.                                Delaware
Simulus Limited                                             United Kingdom
Software Capital Finance LLC                                Delaware
Software Capital Holding LLC                                Delaware
Software Capital LP                                         Delaware
Software Credit LP                                          Delaware
The European Software Company                               Ireland


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